Exhibit (h)(1)(xiii)

AMENDMENT NO. 12

TO THE

AMENDED AND RESTATED MUTUAL FUNDS SERVICE AGREEMENT

AMENDMENT NO. 12, dated as of December 5, 2019 (“Amendment No. 12”), to the Amended and Restated Mutual Funds Service Agreement dated as of April 1, 2015 (“Agreement”), as amended, between EQ Advisors Trust, a Delaware statutory trust (“Trust”), and AXA Equitable Funds Management Group, LLC, a Delaware limited liability company (“FMG LLC” or “Administrator”).

The Trust and FMG LLC agree to modify the Agreement as follows:

1.

Section 4 (b)(ii) in the Agreement is revised as follows: In connection with providing the services identified above, FMG LLC will also: provide, without additional remuneration from or other cost to the Trust except for out-of-pocket expenses, the services of individuals to serve as officers of the Trust who will be designated by FMG LLC and elected by the Board subject to reasonable Board approval, provided, that this provision shall not be construed in a manner that would prohibit the Trust from paying any portion of the compensation of the Trust’s Chief Compliance Officer.

2.	Name Changes. The following Portfolios’ names were changed:

Current Portfolio Name	New Portfolio Name
AXA 2000 Managed Volatility Portfolio	EQ/2000 Managed Volatility Portfolio

AXA 400 Managed Volatility Portfolio	EQ/400 Managed Volatility Portfolio

AXA 500 Managed Volatility Portfolio	EQ/500 Managed Volatility Portfolio

AXA Aggressive Strategy Portfolio	EQ/Aggressive Growth Strategy Portfolio

AXA Balanced Strategy Portfolio	EQ/Balanced Strategy Portfolio

AXA Conservative Growth Strategy Portfolio	EQ/Conservative Growth Strategy Portfolio

AXA Conservative Strategy Portfolio	EQ/Conservative Strategy Portfolio

AXA Global Equity Managed Volatility Portfolio	EQ/Global Equity Managed Volatility Portfolio

AXA Growth Strategy Portfolio	EQ/Growth Strategy Portfolio

AXA International Core Managed Volatility Portfolio	EQ/International Core Managed Volatility Portfolio

AXA International Managed Volatility Portfolio	EQ/International Managed Volatility Portfolio

AXA International Value Managed Volatility Portfolio	EQ/International Value Managed Volatility Portfolio

AXA Large Cap Core Managed Volatility Portfolio	EQ/Large Cap Core Managed Volatility Portfolio

AXA Large Cap Growth Managed Volatility Portfolio	EQ/Large Cap Growth Managed Volatility Portfolio

Current Portfolio Name	New Portfolio Name
AXA Large Cap Value Managed Volatility Portfolio	EQ/Large Cap Value Managed Volatility Portfolio

AXA Mid Cap Value Managed Volatility Portfolio	EQ/Mid Cap Value Managed Volatility Portfolio

AXA Moderate Growth Strategy Portfolio	EQ/Moderate Growth Strategy Portfolio

AXA Ultra Conservative Strategy Portfolio	EQ/Ultra Conservative Strategy Portfolio

AXA/AB Dynamic Aggressive Growth	EQ/AB Dynamic Aggressive Growth

AXA/AB Dynamic Growth Portfolio	EQ/AB Dynamic Growth Portfolio

AXA/AB Dynamic Moderate Growth Portfolio	EQ/AB Dynamic Moderate Growth Portfolio

AXA/AB Short Duration Government Bond Portfolio	EQ/AB Short Duration Government Bond Portfolio

AXA/AB Small Cap Growth Portfolio	EQ/AB Small Cap Growth Portfolio

AXA/ClearBridge Large Cap Growth Portfolio	EQ/ClearBridge Large Cap Growth Portfolio

AXA/Franklin Balanced Managed Volatility Portfolio	EQ/Franklin Balanced Managed Volatility Portfolio

AXA/Franklin Small Cap Value Managed Volatility Portfolio	EQ/Franklin Small Cap Value Managed Volatility Portfolio

AXA/Franklin Templeton Allocation Managed Volatility Portfolio	EQ/Franklin Templeton Allocation Managed Volatility Portfolio

AXA/Janus Enterprise Portfolio	EQ/Janus Enterprise Portfolio

AXA/Loomis Sayles Growth Portfolio	EQ/Loomis Sayles Growth Portfolio

AXA/Morgan Stanley Small Cap Growth Portfolio	EQ/Morgan Stanley Small Cap Growth Portfolio

AXA/Templeton Global Equity Managed Volatility Portfolio	EQ/Templeton Global Equity Managed Volatility Portfolio

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 12 as of the date first above set forth.

EQ ADVISORS TRUST		AXA EQUITABLE FUNDS MANAGEMENT GROUP, LLC

By:	/s/ Brian Walsh	By:	/s/ Michal Levy
	Brian Walsh		Michal Levy
	Chief Financial Officer and Treasurer		Director, Senior Vice President and Chief Operating Officer

SCHEDULE A

AMENDMENT NO. 12 TO THE

AMENDED AND RESTATED

MUTUAL FUNDS SERVICE AGREEMENT

Fees and Expenses

Trust Administration, Accounting and Compliance Fees

Single-Advised Portfolios

The greater of $30,000 per Portfolio or 0.100% of the first $30 billion; 0.0975% of the next $10 billion; 0.0950% of the next $5 billion; and 0.0800% thereafter (based on aggregate average daily net assets of the Single-Advised Portfolios)

1290 VT DoubleLine Dynamic Allocation

1290 VT DoubleLine Opportunistic Bond

1290 VT Energy

1290 VT Equity Income

1290 VT GAMCO Mergers & Acquisition

1290 VT GAMCO Small Company Value

1290 VT Low Volatility Global Equity

1290 VT Multi-Alternative Strategies

1290 VT Natural Resources

1290 VT Real Estate

1290 VT SmartBeta Equity

1290 VT Socially Responsible

EQ/AB Short Duration Government Bond

EQ/American Century Mid Cap Value

EQ/BlackRock Basic Value Equity

EQ/Capital Guardian Research

EQ/ClearBridge Large Cap Growth

EQ/Common Stock Index

EQ/Core Bond Index

EQ/Equity 500 Index

EQ/Fidelity Institutional AMSMLarge Cap

EQ/Franklin Rising Dividends

EQ/Franklin Strategic Income

EQ/Goldman Sachs Mid Cap Value

EQ/Intermediate Government Bond

EQ/International Equity Index

EQ/Invesco Comstock

EQ/Invesco Global Real Estate

EQ/Invesco International Growth

EQ/Janus Enterprise

EQ/JPMorgan Value Opportunities

EQ/Large Cap Growth Index

EQ/Large Cap Value Index

EQ/Lazard Emerging Markets Equity

EQ/Loomis Sayles Growth

EQ/MFS International Growth

EQ/MFS International Value

EQ/MFS Mid Cap Focused Growth

EQ/MFS Technology

EQ/MFS Utilities Series

EQ/Mid Cap Index

EQ/Money Market

EQ/Oppenheimer Global

EQ/PIMCO Global Real Return

EQ/PIMCO Real Return Portfolio

EQ/PIMCO Total Return Portfolio

EQ/PIMCO Ultra Short Bond

EQ Science & Technology

EQ/Small Company Index

EQ/T. Rowe Price Growth Stock

EQ/T. Rowe Price Health Sciences

EQ/UBS Growth and Income

EQ/Wellington Energy

Hybrid, ATM and Allocation Portfolios*

The greater of $32,500 per Portfolio or 0.140% of the average daily net assets of the Portfolios for the first $60 billion; 0.110% of the next $20 billion; 0.0875% of the next $20 billion; and 0.0800% thereafter (based on aggregate average daily net assets of the Hybrid Portfolios, ATM and Allocation Portfolios) and the Portfolios of AXA Premier VIP Trust

1290 VT Convertible Securities

1290 VT High Yield Bond

1290 VT Micro Cap

1290 VT Moderate Growth Allocation

1290 VT Small Cap Value

All Asset Growth-Alt 20

ATM International Managed Volatility

ATM Large Cap Managed Volatility

ATM Mid Cap Managed Volatility

ATM Small Cap Managed Volatility

EQ/ 500 Managed Volatility

EQ/ International Managed Volatility

EQ/2000 Managed Volatility

EQ/400 Managed Volatility

EQ/AB Dynamic Aggressive Growth

EQ/AB Dynamic Growth

EQ/AB Dynamic Moderate Growth

EQ/AB Small Cap Growth

EQ/Aggressive Growth Strategy

EQ/American Century Moderate Growth Allocation

EQ/AXA Investment Managers Moderate Allocation

EQ/Balanced Strategy

EQ/ClearBridge Select Equity Managed Volatility

EQ/Conservative Growth Strategy

EQ/Conservative Strategy

EQ/Emerging Markets Equity PLUS

EQ/First Trust Moderate Growth Allocation

EQ/Franklin Balanced Managed Volatility

EQ/Franklin Small Cap Value Managed Volatility

EQ/Franklin Templeton Allocation Managed Volatility

EQ/Global Bond PLUS

EQ/Global Equity Managed Volatility

EQ/Goldman Sachs Growth Allocation

EQ/Goldman Sachs Moderate Growth Allocation

EQ/Growth Strategy

EQ/International Core Managed Volatility

EQ/International Value Managed Volatility

EQ/Invesco Moderate Allocation

EQ/Invesco Moderate Growth Allocation

EQ/JPMorgan Growth Allocation

EQ/Large Cap Core Managed Volatility

EQ/Large Cap Growth Managed Volatility

EQ/Large Cap Value Managed Volatility

EQ/Legg Mason Growth Allocation

EQ/Legg Mason Moderate Allocation

EQ/Mid Cap Value Managed Volatility

EQ/Moderate Growth Strategy

EQ/Morgan Stanley Small Cap Growth

EQ/Quality Bond PLUS

EQ/Templeton Global Equity Managed Volatility

EQ/Ultra Conservative Strategy

Multimanager Aggressive Equity

Multimanager Core Bond

Multimanager Mid Cap Growth

Multimanager Mid Cap Value

Multimanager Technology

*	Assets of these Portfolios are not included in the calculation of the single-advised Portfolio asset based fee.